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                                                              EXHIBIT 10(iii) 40

                              AMENDMENT NUMBER FOUR
                                     TO THE
                     OHM CORPORATION RETIREMENT SAVINGS PLAN
               (As Amended and Restated Effective January 1, 1994)



                  WHEREAS, OHM Corporation (the "Company") previously adopted the OHM Corporation Retirement Savings Plan (the "Plan"); and

                  WHEREAS, Section 15.1 of the Plan provides that the Company may amend the Plan at any time.

                  NOW, THEREFORE, the Company hereby amends the Plan to read as follows:

                                       I.

                  Effective June 11, 1998, Section 1.10 shall be amended in its entirety to read as follows:

                           1.10 "Company Stock" means the voting common stock of the Company or of International Technology Corporation.

                                       II.

                  Effective June 11, 1998, Section 1.11 shall be amended in its entirety to read as follows:

                           1.11 "Company Stock Fund" means one of the Investment Funds which shall be invested in Company stock. Notwithstanding the foregoing, any cash received in exchange for common stock of the Company in connection with the merger of the Company and a subsidiary of International Technology Corporation on or about June 11, 1998, however, will be reinvested in other Investment Funds according to the investment elections on file for the Participants with respect to such Participant's Before Tax Contributions to the Plan.

                  IN WITNESS WHEREOF, this instrument of amendment is executed this 9th day of June 1998.